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                                                                  EXHIBIT 5


                                   LAW OFFICES OF


                            SAUL, EWING, REMICK & SAUL LLP

BERWYN, PENNSYLVANIA             CENTRE SQUARE WEST        PRINCETON, NEW JERSEY
HARRISBURG, PENNSYLVANIA   1500 MARKET STREET, 38th FLOOR   WILMINGTON, DELAWARE
NEW YORK, NEW YORK           PHILADELPHIA, PA 19102-2186

                                   (215) 972-7777

                                Fax: (215) 972-7725
                          Internet Email: lawyers@saul.com
                        World Wide Web: http://www.saul.com


                                                                August 12, 1998
Integrated Systems Consulting Group, Inc.
575 East Swedesford Road
Suite 200
Wayne, PA  19087

Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") of Integrated Systems Consulting Group, Inc., a Pennsylvania corporation (the "Company"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 400,000 shares of common stock, par value $0.005 per share, of the Company (the "Shares").

         We have examined the Registration Statement, the Amended and Restated Stock Option Plan, the Articles of Incorporation and By-laws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, it is our opinion that:

         1. The Company is duly organized, validly existing and presently subsisting under the laws of the Commonwealth of Pennsylvania; and

         2. The Shares to be issued in accordance with the terms described in the Registration Statement have been duly authorized and, when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         /S/  SAUL, EWING, REMICK & SAUL LLP
                                         -----------------------------------

                                         SAUL, EWING, REMICK & SAUL LLP